UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01       Regulation FD Disclosure.

iStar Financial Inc. announced that it elected not to pay down its $1.0 billion First Priority Credit Agreement by $500 million on September 30, 2010.  In lieu of making the single, optional $500 million payment, iStar will direct payments and prepayments of principal and net cash sale proceeds received in respect of assets serving as collateral for the First Priority Credit Agreement to the lenders under the agreement until the lenders receive $500 million in payments.  iStar will retain interest and rental payments received in respect of the collateral.

iStar’s election not to make the payment on September 30, 2010 does not constitute a default or an event of default under the First Priority Credit Agreement or any of iStar’s other debt instruments.  Further, iStar’s election will not trigger any change in the interest rates on outstanding borrowings under the First Priority Credit Agreement or iStar’s other debt instruments.  iStar may elect at any time to pay any unpaid balance of the $500 million payment.  iStar’s available cash currently exceeds $500 million.  The First Priority Credit Agreement matures on June 26, 2012.

This summary of certain of the terms of the First Priority Credit Agreement is qualified in its entirety by reference to the complete First Priority Credit Agreement, dated as of March 13, 2009, among iStar Financial Inc., J.P. Morgan Chase Bank, N.A., as administrative agent, and the other banks party thereto, a copy of which was filed as Exhibit 10.1 to iStar’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 19, 2009, and is herein incorporated by reference.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.  By filing this report on Form 8-K and furnishing this information, iStar makes no admission as to the materiality of any information in this report, or that any such information includes material investor information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: September 30, 2010	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer